Exhibit 1A-2C

Lorry Hogan, Governor • Boyd K. Rutherford, Lt. Governor • Michael L. Higgs, Jr., Director

Date: 04/07/2022

LEX NOVA LAW

1810 CHAPEL AVE

STE 200

CHERRY HILL NJ 08002

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:
DEPARTMENT ID	: D18335646
TYPE OF REQUEST	: ARTICLES OF CONVERSION
DATE FILED	: 03-29-2022
TIME FILED	: 11:02 AM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $50.00
FILING NUMBER	: 1000362013590627
CUSTOMER ID	: 0003893430
WORK ORDER NUMBER	: 0005110005

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395
Telephone (410)767-4950 / Toll free in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice
Website: www.dat.maryland.gov

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	03-29-2022
PRINCIPAL OFFICE:	5000 THAYER CENTER, SUITE C
OAKLAND MD 21550
RESIDENT AGENT:	REGISTERED AGENTS INC.
5000 THAYER CENTER SUITE C
OAKLAND MD 21550

COMMENTS:

THIS INDICATES CONVERSION TO:

THE SURVIVING ENTITY:

MULTI-HOUSING INCOME REIT, LLC (DE).

CONVERTED ENTITY:

(D18335646) MULTI-HOUSING INCOME REIT, INC.
(D18335646) MULTI-HOUSING INCOME REIT, INC.